Exhibit 8.1

LIST OF PRINCIPAL SUBSIDIARIES AND GROUP VIES OF QUTOUTIAO INC. AND SUBSIDIARIES OF GROUP VIES

Subsidiaries	Jurisdiction of Incorporation
InfoUniversal Limited	Hong Kong
Qtech USA Inc.	Delaware, United States
QTT Asia Ltd.	British Virgin Islands
Fun Literature Limited	Cayman Islands
Fun Literature (HK) Limited	Hong Kong
Shanghai Quyun Internet Technology Co., Ltd.*上海趣蕴网络科技有限公司	PRC
Shanghai Zhicao Information Technology Co., Ltd.*上海纸草信息科技有限公司	PRC
Shanghai Chenxing Software Technology Co., Ltd.*上海臣星软件技术有限公司	PRC
Shanghai Shuqin Information Technology Co., Ltd.*上海书沁信息科技有限公司	PRC
Hainan Mengbang Network Technology Co., Ltd.*海南萌邦网络科技有限公司	PRC
Shanghai Luoshi Software Technology Co., Ltd.*上海洛时软件技术有限公司	PRC

Group VIEs	Jurisdiction of Incorporation
Shanghai Jifen Culture Communications Co., Ltd.*上海基分文化传播有限公司	PRC
Beijing Churun Internet Technology Co., Ltd.*北京础润网络科技有限公司	PRC
Shanghai DragonS Information Technology Co., Ltd.*上海龙殊信息科技有限公司	PRC
Shanghai Ququanquan Information Technology Co., Ltd.*上海趣圈圈信息科技有限公司	PRC
Shanghai Miaoliang Information Technology Co., Ltd. *上海妙良信息技术有限公司	PRC
Shanghai Zishu Information Technology Co., Ltd. *上海子书信息技术有限公司	PRC
Bixing Network Technology (Shaoxing) Co., Ltd *笔行网络科技（绍兴）有限公司	PRC
Shanghai Big Rhinoceros Horn Information Technology Co., Ltd.*上海大犀角信息科技有限公司	PRC
Shanghai Manchuan Information Technology Co., Ltd.*上海漫川信息科技有限公司	PRC

Subsidiaries of the Group VIEs	Jurisdiction of Incorporation
Anhui Zhangduan Internet Technology Co., Ltd*安徽掌端网络科技有限公司	PRC
Shanghai Xike Information Technology Service Co., Ltd.*上海溪客信息技术服务有限公司	PRC
Shanghai Tuile Information Technology Co., Ltd.*上海推乐信息技术服务有限公司	PRC
Tianjin Quwen Internet Technology Co., Ltd.*天津趣闻网络科技有限公司	PRC
Beijing Supreme Pole International Sports Promotion Co., Ltd.*北京太极国际体育发展有限责任公司	PRC
Shanghai Tuohuan Information Technology Co., Ltd.*上海拓欢信息科技有限公司	PRC
Shanghai Yunxi Information Technology Co., Ltd.*上海芸晞信息科技有限公司	PRC
Shanghai Mili Information Technology Co., Ltd.*上海米立信息科技有限公司	PRC
Shanghai Xunkai Information Technology Co., Ltd.*上海迅凯信息科技有限公司	PRC

*	The English name of this subsidiary, Group VIE or subsidiary of Group VIE, as applicable, has been translated from its Chinese name.